POWER OF ATTORNEYPOWER OF ATTORNEY

For Executing Forms 3, 4 and 5

            The undersigned hereby constitutes and appoints each of Shawn Hoyt,
Janet Mesrobian and Robert V. Jahrling as his or her true and lawful attorneys-in-fact to:

1. execute for and on behalf of the undersigned Forms 3, 4 and
5 relating to changes in the undersigned's beneficial ownership of securities of
Pegasystems Inc. and any necessary amendments to such forms, in accordance with
Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "1934
Act") and the rules thereunder, and

2. do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such forms with the Securities and
Exchange Commission and any other governmental authority.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act necessary and proper in the exercise of any of the rights and powers herein granted, as fully as such attorneys-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's liabilities under Section
16 of the 1934 Act.

This Power of Attorney shall replace any previous Powers of Attorney signed by the undersigned with respect to the matters covered above and shall remain in effect for so long as the undersigned is required to file reports under Section
16(a) of the 1934 Act with respect to securities of Pegasystems Inc.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 30th day of May, 2006.

/s/ James Reilly

 James Reilly